As filed with the Securities and Exchange Commission on November 26, 2007
Registration No. 333-___

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
SkillSoft Public Limited Company
(Exact Name of Registrant as Specified in Its Charter)

Republic of Ireland (State or Other Jurisdiction of Incorporation	Not Applicable (I.R.S. Employer
or Organization)	Identification No.)

107 Northeastern Boulevard
Nashua, New Hampshire	03062
(Address of Principal Executive Offices)	(Zip Code)
2004 Employee Share Purchase Plan
(Full Title of the Plan)
Charles E. Moran
President and Chief Executive Officer
SkillSoft Public Limited Company
107 Northeastern Boulevard
Nashua, New Hampshire 03062
(Name and Address of Agent For Service)
(603) 324-3000
(Telephone Number, Including Area Code, of Agent For Service)
CALCULATION OF REGISTRATION FEE

Proposed
		Maximum	Proposed Maximum	Amount of
Title of Securities to be	Amount to be	Offering Price	Aggregate Offering	Registration
Registered	Registered (2)	Per Share (3)	Price (3)	Fee
Ordinary Shares issuable under the 2004 Employee Share Purchase Plan (1)	1,000,000 shares	$8.38	$8,380,000	$258

(1)	Each Ordinary Share is represented by one of the Registrant’s American Depositary Shares.

(2)	In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act and based upon the average of the high and low prices of the Registrant’s American Depositary Shares as reported on the Nasdaq Global Market on November 21, 2007.

PART II
Item 5. Interests of Named Experts and Counsel
Item 8. Exhibits
SIGNATURES
INDEX TO EXHIBITS
EX-5.1 Opinion of Maples and Calder, Solicitors, counsel to the Registrant
EX-23.2 Consent of Independent Registered Public Accounting Firm

STATEMENT OF INCORPORATION BY REFERENCE
           This registration statement on Form S-8 is filed to register the offer and sale of an additional 1,000,000 of the Registrant’s ordinary shares, Euro 0.11 par value per share, to be issued under the Registrant’s 2004 Employee Share Purchase Plan. Each ordinary share is represented by one of the Registrant’s American Depositary Shares. This registration statement incorporates by reference the registration statement on Form S-8, File No. 333-118864 (filed with the Securities and Exchange Commission on September 8, 2004).
PART II
     Item 5. Interests of Named Experts and Counsel.
     Maples and Calder, Solicitors has opined as to the legality of the securities being offered by this registration statement. Jennifer Caldwell, a partner of Maples and Calder, Solicitors, serves as Secretary to the Registrant.
     Item 8. Exhibits.
     The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashua, State of New Hampshire, on this 26th day of November 2007.

SKILLSOFT PUBLIC LIMITED COMPANY
By:	/s/ Charles E. Moran
Charles E. Moran
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES
     We, the undersigned officers and directors of SkillSoft Public Limited Company, hereby severally constitute and appoint Charles E. Moran, Thomas J. McDonald and Patrick J. Rondeau, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable SkillSoft Public Limited Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles E. Moran Charles E. Moran	President, Chief Executive Officer and Director (Principal executive officer)	November 26, 2007

/s/ Thomas J. McDonald Thomas J. McDonald	Chief Financial Officer (Principal financial officer)	November 26, 2007

/s/ Anthony P. Amato Anthony P. Amato	Vice President, Finance and Chief Accounting Officer (Principal accounting officer)	November 26, 2007

/s/ P. Howard Edelstein P. Howard Edelstein	Director	November 26, 2007

/s/ Stewart K.P. Gross Stewart K.P. Gross	Director	November 26, 2007

/s/ James S. Krzywicki James S. Krzywicki	Director	November 26, 2007

/s/ William F. Meagher, Jr. William F. Meagher, Jr.	Director	November 26, 2007

/s/ Ferdinand von Prondzynski Ferdinand von Prondzynski	Director	November 26, 2007

INDEX TO EXHIBITS

Number	Description

4.1	Memorandum of Association of the Registrant as amended on March 24, 1992, March 31, 1995, April 28, 1998, January 26, 2000, July 10, 2001, September 6, 2002 and November 19, 2002 (Incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2002, as filed with the Securities and Exchange Commission on January 21, 2003 (File No. 000-25674)).

4.2	Articles of Association of the Company as amended on July 6, 1995, and April 28, 1998, January 26, 2000, July 10, 2001, September 6, 2002 and November 19, 2002 (Incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2002, as filed with the Securities and Exchange Commission on January 21, 2003 (File No. 000-25674)).

5.1	Opinion of Maples and Calder, Solicitors, counsel to the Registrant

23.1	Consent of Maples and Calder, Solicitors (included in Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm

24	Power of attorney (included on the signature pages of this registration statement)